UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 10, 2020
USA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-33365	232679963
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

100 Deerfield Lane, Suite 300
Malvern, Pennsylvania		19355
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: 610-989-0340
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On August 10, 2020, USA Technologies, Inc. (the “Company”) appointed R. Wayne Jackson to fill the role of Chief Financial Officer of the Company, effective as of August 10, 2020.

Mr. Jackson, age 63, previously served, from July 2015 to December 2019, as the Chief Financial Officer of Secureworks Corp., a software driven cybersecurity services company. Before joining Secureworks Corp., from May 2003 until June 2015, Mr. Jackson was a partner at PricewaterhouseCoopers, LLP, an independent registered public accounting firm (“PwC”). At PwC, Mr. Jackson was the lead engagement partner for a number of the firm’s largest public company clients before leaving the firm in June 2015. In addition, he served as the global leader of PwC’s Entertainment and Media Group from June 2004 through June 2007. Mr. Jackson also served at PwC in a variety of roles between July 1979 and January 2000, including a partner in its Entertainment, Media and Communications group from 1991 through 1999. From January 2000 to October 2002, Mr. Jackson was Chief Financial Officer and Senior Vice President of Concert Communications Services (“Concert”), a global joint venture created by AT&T Inc. and British Telecommunications plc, two global telecommunications companies. In his role as Chief Financial Officer of Concert, Mr. Jackson was responsible for all finance, treasury, budget, planning and forecast functions for the company. Mr. Jackson is a certified public accountant. Additionally, Mr. Jackson currently serves on the board of directors of Boxlight Corporation (NASDAQ: BOXL), an education technology company that develops, sells and services interactive classroom solutions for the education market worldwide.

The Company has entered into an employment agreement with Mr. Jackson, effective as of August 10, 2020 (the “Jackson Agreement”), pursuant to which Mr. Jackson has commenced employment as the Company’s Chief Financial Officer. The Jackson Agreement provides Mr. Jackson with a base salary of $280,000 per year, increasing to $350,000 per year on January 1, 2021, and an annual target bonus opportunity equal to 50% of base salary (the “Target Bonus”) and a maximum bonus opportunity of 150% of the Target Bonus, with any bonus earned based on the terms of the Company’s then-current annual incentive program. However, Mr. Jackson’s bonus in respect of fiscal 2021 will be no less than 50% of the Target Bonus (and will be based on the increased base salary of $350,000).

In addition, Mr. Jackson was awarded an initial equity grant of 400,000 stock options under the Company’s 2018 Equity Incentive Plan (as amended, the “Plan”), with an exercise price of $7.10 per share, subject to the terms of a Non-Qualified Stock Option Agreement issued under the Plan (the “Option Agreement”). The stock options are eligible to vest as follows: (i) 50% of the options are eligible to vest in 3 equal annual installments on the first 3 anniversaries of the grant date, and (ii) the remaining 50% of the options are eligible to vest in 3 equal installments on each of June 30, 2021, June 30, 2022, and June 30, 2023, subject to the achievement of performance goals for the fiscal year ending on each such date to be established by the Compensation Committee following the commencement of the applicable fiscal year, and in each case subject to Mr. Jackson’s continued employment through the applicable vesting date. If at least 80% of the performance goals for an applicable fiscal year are achieved, the Compensation Committee may determine that the portion of the option eligible to vest in respect of such fiscal year will vest on a prorated basis. In addition, any of the stock options then-outstanding and unvested will immediately vest upon a “change of control,” as defined in the Plan, subject to Mr. Jackson’s continued employment as of immediately prior to the “change of control.”

Under the Jackson Agreement, if Mr. Jackson is terminated without “cause” or resigns for “good reason” (each as defined in the Jackson Agreement), then subject to Mr. Jackson’s execution of a release of claims and continued compliance with the Jackson Agreement, Mr. Jackson will be provided a severance package consisting of (i) continued payment of Mr. Jackson’s base salary at the monthly rate then in effect during the “Severance Period” (as defined below), (ii) senior executive-level outplacement counseling and support services during the Severance Period, and (iii) a COBRA subsidy during the Severance Period.  The “Severance Period” means (x) 0 months, if such termination occurs on or prior to January 31, 2021, (y) 3 months, if such termination occurs between February 1, 2021 and August 10, 2021, or (z) 6 months, if such termination occurs on or after August 11, 2021. However, if such termination occurs within 24 months following a “change of control,” then Mr. Jackson will instead be provided a lump sum payment equal to the sum of his base salary and last annual bonus paid in the fiscal year completed prior to such termination.

The Jackson Agreement contains customary restrictive covenants, including perpetual confidentiality, non-disparagement, and intellectual property covenants, as well as a non-compete, non-solicit of customers and suppliers, and non-solicit of employees (including a no-hire) that each apply during employment and for two years following any termination.

There is no arrangement or understanding between Mr. Jackson and any other persons in connection with Mr. Jackson’s appointment as Chief Financial Officer (other than the Jackson Agreement and the Option Agreement), and Mr. Jackson has no family relationship with any director or executive officer of the Company. Mr. Jackson has no direct or indirect material interest in any transaction with the Company that is reportable under Item 404(a) of Regulation S-K, nor have any such transactions been proposed.

The foregoing summary of the Jackson Agreement and the Option Agreement does not purport to be complete and is qualified in its entirety by the complete text of the Jackson Agreement and the Option Agreement, respectively, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Continuation of Service of Former Interim Chief Financial Officer

In connection with the appointment of Mr. Jackson as the Company’s permanent Chief Financial Officer, the appointment of Eugene C. Cavanaugh as the Company’s interim Chief Financial Officer ended on August 10, 2020. However, pursuant to a First Amendment to Independent Contractor Agreement, by and between Mr. Cavanaugh and the Company, dated as of August 10, 2020 (the “Cavanaugh Amendment”), Mr. Cavanaugh has agreed to continue to provide consulting services for the Company’s finance and accounting functions and its executive management under his existing compensation terms, and will continue such services until the arrangement is terminated either by Mr. Cavanaugh or the Company on 14 days’ prior written notice.

The foregoing summary of the Cavanaugh Amendment does not purport to be complete and is qualified in its entirety by the complete text of the Cavanaugh Amendment, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01     Regulation FD Disclosure.

On August 14, 2020, the Company issued a press release announcing the appointment of Mr. Jackson as Chief Financial Officer. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is furnished herewith.

The press release furnished pursuant to Item 7.01 of this Form 8-K (Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities under that Section. Furthermore, the press release shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act.

Item 9.01     Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description
10.1	Employment Agreement, by and between R. Wayne Jackson and USA Technologies, Inc., effective as of August 10, 2020.

10.2	Non-Qualified Stock Option Agreement, by and between R. Wayne Jackson and USA Technologies, Inc., dated as of August 10, 2020.

10.3	First Amendment to Independent Contractor Agreement, by and between Eugene Cavanaugh and USA Technologies, Inc., dated as of August 10, 2020.

99.1	Press release dated August 14, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA TECHNOLOGIES, INC.

	By:	/s/ Davina Furnish
Davina Furnish
General Counsel and Secretary
Dated: August 14, 2020